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PROXY                                                                      PROXY

                                SUIZA FOODS CORPORATION
           PROXY FOR SPECIAL MEETING OF STOCKHOLDERS--SEPTEMBER 21, 2001
            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


The undersigned hereby appoints Gregg L. Engles and Michelle P. Goolsby and each of them as proxies for the undersigned, with full power of substitution, to act and to vote all shares of common stock of Suiza Foods Corporation held of record by the undersigned on August 10, 2001 at the Special Meeting of Stockholders in Dallas, Texas, on Friday, September 21, 2001 at 10:00 A.M., Central Time at the Hotel Crescent Court, 400 Crescent Court, Dallas, Texas 75201, or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying proxy statement/prospectus and upon such other business as may properly come before the meeting or any adjournment thereof.


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Dear Stockholder:

     On the reverse side of this card are instructions on how to vote your shares for the issuance of Suiza's common stock in the merger of Dean Foods Company into a subsidiary of Suiza Foods and all other proposals by telephone or over the Internet. Please consider voting by telephone or over the Internet. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card. Your vote will be recorded as if you mailed in your proxy card. If you have submitted your proxy by telephone or the Internet there is no need for you to mail back your proxy.

     Thank you for you attention to these matters.

                                             Suiza Foods Corporation


5998--SUIZA FOODS CORPORATION

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                              SUIZA FOODS CORPORATION

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1-3
1. Proposal to approve (i) the issuance of Suiza's common stock to
   Dean's stockholders in the merger, as contemplated by the Agreement
   and Plan of Merger dated April 4, 2001 among Suiza, Blackhawk                    For     Against    Abstain
   Acquisition Corp., a wholly-owned subsidiary of Suiza, and Dean and              / /       / /        / /
   (ii) the reservation of an additional number of shares of Suiza's common stock for issuance pursuant to stock-based awards outstanding at the time of the merger under Dean's stock awards plans.

2. Proposal to approve Suiza's adoption of Dean's 1989 Awards Plan                  For     Against    Abstain
   and the reservation of 1,894,864 shares of Suiza's common                        / /       / /        / /
   stock for issuance pursuant to that plan, if the merger occurs.

3. Proposal to increase the number of shares of Suiza's                             For     Against    Abstain
   common stock reserved for issuance under Suiza's 1997                            / /       / /        / /
   Stock Option and Restricted Stock Plan from 7.5 million
   shares to 12.5 million shares, if the merger occurs.

4. In their discretion, the proxies are authorized to vote upon such other business or matters as may properly come before the meeting or any adjournment thereof.

IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEMS (1), (2) OR (3) THIS PROXY WILL BE VOTED "FOR" SUCH ITEM. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT
TO ANY MATTER REFERRED TO IN ITEM (4). THIS PROXY IS REVOCABLE ANY TIME
BEFORE IT IS EXERCISED.
                                   RECEIPT IS HEREBY ACKNOWLEDGED OF THE
                                   SUIZA NOTICE OF MEETING AND JOINT PROXY
                                   STATEMENT/PROSPECTUS.

                                   Dated: _____________________________________________, 2001

                                   Signature(s)
                                              -----------------------------------------------

                                   ----------------------------------------------------------
                                   IMPORTANT: Please sign exactly as your name or names appear on this Proxy. Where shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the holder is a corporation, execute in full corporate name by authorized officer.


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CONTROL NUMBER

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               VOTE BY TELEPHONE                                                    VOTE BY INTERNET
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     It's fast, convenient, and your vote is                            It's fast, convenient, and your vote is
        immediately confirmed and posted.                                  immediately confirmed and posted.

  Have your proxy card in hand when you call.                        Have your proxy card in hand when you access
                                                                                 the internet website.

        Just follow these 4 easy steps:

1. Read the accompanying Proxy Statement.                                    Just follow these 4 easy steps:

2. Call 1-888-215-9330 in the United States or                    1. Read the accompanying Proxy Statement.
   Canada any time on a touch tone telephone.
   There is NO CHARGE to you for the call.                        2. Go to the following website:

3. Enter your 6-digit Control Number located above.                      www.computershare.com/us/proxy

4. Follow the simple recorded instructions. You will              3. Enter the information requested on your computer
   have two options:                                                 screen including your 6-digit Control Number
                                                                     located above.
OPTION 1: To vote as the Board of Directors
          recommends on all proposals: press 1.                   4. Follow the simple instructions on the screen.
          When asked, please confirm your vote by
          pressing 1.
OPTION 2: If you choose to vote on each proposal
          separately, press 0 and follow the simple
          recorded instructions.
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                                           YOUR VOTE IS IMPORTANT!
                     DO NOT RETURN VOTING FORM IF YOU ARE VOTING BY TELEPHONE OR INTERNET
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